Exhibit 99.1

 WAMU PROVIDES UPDATE ON EXPECTATIONS
 FOR THIRD QUARTER PERFORMANCE

▪         Provision expected to be approximately $1.4 billion less than second quarter while company continues to build reserves
▪         Long-term credit outlook unchanged
▪         Liquidity stable at approximately $50 billion
▪         Capital significantly above “well-capitalized” levels

SEATTLE, WA, September 11, 2008 -- Washington Mutual, Inc. (NYSE:WM) today provided an update on its expectation for third quarter performance:

Third Quarter Earnings Outlook

  The company expects its capital ratios at quarter-end to remain significantly above the levels for well-capitalized institutions and continues to be confident that it has sufficient liquidity and capital to support its operations while it returns to profitability.
  Net interest income is expected to be in line with the second quarter.
  The third quarter provision for loan losses is expected to be approximately $4.5 billion, down from $5.9 billion in the second quarter while reserves are expected to build, as described in greater detail below.
  Net charge-offs are expected to increase by less than 20 percent in the third quarter compared with a growth rate of nearly 60 percent during the second quarter.
  Non interest income is expected to be approximately $1.0 billion, up significantly from the second quarter, reflecting continued growth in depositor and retail banking fees (up 6% from the second quarter) as well as stronger MSR results due to slower prepayment speeds.
  Non interest expense is expected to be down approximately $200 million, reflecting expectations for lower resizing costs and lower foreclosed asset expense.

Credit Performance

WaMu expects the third quarter provision to be approximately $4.5 billion, down from $5.9 billion in the second quarter, but nearly two times expected charge-offs, resulting in an expected increase of approximately $1.8 billion in the allowance for loan losses at quarter end.  Residential mortgage provisions are expected to be approximately $3.4 billion, down approximately $2.1 billion from second quarter residential mortgage provision of approximately $5.5 billion.  Offsetting this decrease is an expected $600 million increase in the card provision, the majority of which is the result of credit card securitizations maturing in the ordinary course and returning to the balance sheet.  The company expects its total loan loss reserve to increase from $8.5 billion at June 30th to approximately $10.3 billion at the end of the third quarter.

Liquidity and Capital

Retail deposit balances at the end of August of $143 billion were essentially unchanged from year-end 2007. In addition, the company continues to maintain a strong liquidity position with approximately $50 billion of liquidity from reliable funding sources.

The company’s tier 1 leverage and total risk-based capital ratios at June 30, 2008 were 7.76%, and 13.93%, respectively, which were significantly above the regulatory requirements for well capitalized institutions. The company expects both ratios to remain significantly above the levels for well-capitalized institutions at the end of the third quarter.

Mortgage Agency Preferred Stock

In the third quarter the company expects to record an other-than-temporary impairment loss related to its investments in perpetual preferred securities issued by the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac).  The amortized cost of these available-for-sale securities was $282 million at June 30, 2008, and the securities are currently valued at approximately 10 percent of par value.  The impact on third quarter results from other-than-temporary impairment losses on these perpetual preferred securities and any other available-for-sale securities will depend on fair values at the end of the quarter.  The company does not hold any common or any other equity securities issued by Fannie Mae or Freddie Mac. The impairment follows actions by the U.S. Treasury Department and the Federal Housing Finance Agency with respect to Fannie Mae and Freddie Mac.

Important Cautionary Statements

WaMu will report its full third quarter results on October 22, 2008.  The company expects market conditions to remain volatile during September and therefore the actual third quarter results could differ materially from the third quarter earnings outlook provided above.  In addition, the third quarter earnings outlook provided above does not include any potential goodwill impairment that may result from the third quarter testing in progress, which may result in a non-cash charge to earnings if the implied fair value of any reporting unit is less than its carrying value.  The company has not concluded that an impairment charge in any of its reporting units will be required, but a charge for goodwill impairment would have no impact on the company’s regulatory capital ratios or liquidity if taken.

The foregoing information should be read in conjunction with the financial statements, notes and other information contained in the company’s 2007 Annual Report on Form 10-K/A, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

The foregoing information may contain forward-looking statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "expects," "anticipates,"  intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. They may include projections of the company's revenues, income, earnings per share, capital expenditures, dividends, capital structure or other financial items, descriptions of management's plans or objectives for future operations, products or services, or descriptions of assumptions underlying or relating to the foregoing. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date made and management does not undertake to update them to reflect changes or events that occur after that date except as required by federal securities laws.  There are a number of significant factors which could cause actual conditions, events or results to differ materially from those described in the forward-looking statements, many of which are beyond management's control or its ability to accurately forecast or predict. Factors that might cause our future performance to vary from that described in our forward-looking statements include market, credit, operational, regulatory, strategic, liquidity, capital and economic factors as discussed in "Management's Discussion and Analysis" and in other periodic reports filed with the Securities and Exchange Commission. In addition, other factors besides those listed below or discussed in reports filed with the Securities and Exchange Commission could adversely affect our results and this list is not a complete set of all potential risks or uncertainties. Significant among the factors are the following which are described in greater detail in Part I Item 1A – "Risk Factors" in the company's 2007 Annual Report on Form 10-K/A:

• Economic conditions that negatively affect housing prices and the job market have resulted, and may continue to result, in a deterioration in credit quality of the company's loan portfolios, and such deterioration in credit quality has had, and could continue to have, a negative impact on the company's business;

• The company's access to market-based liquidity sources may be negatively impacted if market conditions persist, as a result of recent rating agency actions or if further ratings downgrades occur. Funding costs may increase from current levels, and gain on sale may be reduced, leading to reduced earnings;

• If the company has significant additional losses, it may need to raise additional capital, which could have a dilutive effect on existing shareholders, and it may affect its ability to pay dividends on its common and preferred stock;

• Changes in interest rates may adversely affect the company's business, including net interest income and earnings;

• Certain of the company's loan products have features that may result in increased credit risk;

• The company uses estimates in determining the fair value of certain of our assets, which estimates may prove to be imprecise and result in significant changes in valuation;

• The company is subject to risks related to credit card operations, and this may adversely affect its credit card portfolio and its ability to continue growing the credit card business;

• The company is subject to operational risk, which may result in incurring financial losses and reputational issues;

• The company's failure to comply with laws and regulations could have adverse effects on the company’s operations and profitability;

• Changes in regulation of financial services companies, housing government sponsored enterprises, mortgage originators and servicers, and credit card lenders could adversely affect the company;

• The company’s business and earnings are highly sensitive to general business, economic and market conditions, and continued deterioration in these conditions may adversely affects its business and earnings;

• The company may face damage to its professional reputation and business as a result of allegations and negative public opinion as well as pending and threatened litigation; and

• The company is subject to significant competition from banking and nonbanking companies.

Contact:
Washington Mutual, Inc.
Media Contact
Derek Aney
206-500-6094 (Seattle)
212-326-6075 (New York)
 derek.aney@wamu.net

Washington Mutual, Inc.
Investor Relations Contact
Alan Magleby
206-500-4148 (Seattle)
212-702-6955 (New York)
 alan.magleby@wamu.net